Exhibit 2

British American Tobacco p.l.c.

Notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	David Waterfield
2	Reason for the notification
a)	Position/status	President and CEO, Reynolds American Inc.
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
Transaction 1
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Acquisition of shares following the exercise of options held under the 2021 British American Tobacco 3 Year Sharesave Scheme.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£20.76	867

d)	Aggregated information - Aggregated volume - Price	867 £17,998.92
e)	Date of the transaction	2024-10-24
f)	Place of the transaction	Outside a trading venue

Transaction 2
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Sale of shares from options exercised under the 2021 British American Tobacco 3 Year Sharesave Scheme
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£26.62	867

d)	Aggregated information - Aggregated volume - Price	867 £23,079.54
e)	Date of the transaction	2024-10-24
f)	Place of the transaction	London Stock Exchange (XLON)
Transaction 3
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	A sale of shares from the Company’s share plan account.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£26.605298	4,940

d)	Aggregated information - Aggregated volume - Price	4,940 £131,430.17
e)	Date of the transaction	2024-10-24
f)	Place of the transaction	London Stock Exchange (XLON)

Name of officer of issuer responsible for making notification: Nancy Jiang
Date of notification: 25 October 2024